Please ensure that you complete all required information in this Agreement and return a fully executed copy of this agreement as soon as possible to:

Regent Mercantile Bancorp Inc.
105 Adelaide Street West, Suite 904
Toronto, Ontario M5H 1P9
Facsimile: (416)-865-9550

If paying by wire transfer, wiring United States funds into WEIRFOULDS LLP IN TRUST:
TD Canada Trust
141 Adelaide Street West
Toronto ON
Swift Code TDOMCATTTOR
Transit # 19922
Account # 7303221 US $
Name: [PERSON OR COMPANY NAME]
Amount $[US DOLLAR AMOUNT]

APOLLO GOLD CORPORATION

SUBSCRIPTION AGREEMENT for SPECIAL WARRANTS

INSTRUCTIONS

All Subscribers:

Complete and sign page (i) of the Subscription Agreement under the heading "Subscription Details".

Complete and sign the Toronto Stock Exchange Private Placement Questionnaire and Undertaking – Schedule "A".

Read the "Terms and Conditions of Subscription for the Special Warrants" – Schedule "B".

Read the "Registration Rights Agreement" - Schedule "C".

Complete and Sign Annex A of the Registration Rights Agreement – Appendix V, under the heading "Selling Securityholder Notice and Questionnaire".

Subscribers resident in Ontario:

Complete and sign the Ontario Accredited Investor Certificate – Appendix I.

Subscribers resident in a Canadian Province other than Ontario and Quebec:

Complete and sign the Accredited Investor Certificate – Appendix II.

Subscribers resident in Quebec:

Complete and sign the Quebec Purchaser Certificate – Appendix III.

Subscribers resident in the United States:

Complete and sign the United States Accredited Investor Certificate – Appendix IV.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (B) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT); OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON SHARES ISSUABLE UPON EXERCISE OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON SHARES ISSUABLE UPON EXERCISE OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

WARRANTS PURCHASED PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE 1933 ACT. THE SECURITIES TO BE ISSUED UPON EXERCISE OF SUCH WARRANTS WILL NOT BE INITIALLY REGISTERED AND MAY OR MAY NOT LATER BECOME REGISTERED FOR RESALE UNDER THE 1933 ACT. NEITHER ANY WARRANT PURCHASED HEREUNDER NOR ANY SECURITIES ISSUED UPON EXERCISE OF SUCH WARRANT MAY BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED PURSUANT TO THE 1933 ACT, UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SUBSCRIPTION DETAILS

To: **Apollo Gold Corporation ("Apollo")**
4601 DTC Boulevard, Suite 750, Denver, Colorado, U.S.A. 80237-2571

And To: **Regent Mercantile Bancorp Inc. ("Regent")**
105 Adelaide Street West, Suite 904, Toronto, Ontario M5H 1P9

And To: Such other agents or affiliates that participate in a syndicate with Regent in connection with the Private Placement (as hereafter defined) (collectively, with Regent, the **"Agents"**)

The undersigned (the **"Subscriber"**) hereby irrevocably subscribes for and agrees to purchase from Apollo, on and subject to the terms and conditions set forth in this Agreement, that number of the Special Warrants set forth below. Each Special Warrant is convertible, without additional consideration, into one (1) Unit of Apollo consisting of one (1) Unit Share and six tenths of one (0.6) Unit Warrant on the terms and conditions contained in this Agreement. The Subscriber agrees to be bound by the terms and conditions set forth in the attached Schedule "B"-"Terms and Conditions of Subscription for Special Warrants" and the attached Schedule "C" - Registration Rights Agreement (the **"Registration Rights Agreement"**), including, without limitation, the representations, warranties and covenants set forth in the applicable appendices attached hereto.

Subscriber Information:	Particulars of Special Warrants Purchase:
__________ (Name of Subscriber – please print)	Number of Special Warrants: __________
By: __________ (Authorized Signature)	Subscription Price: US$__________ (Number of Special Warrants x US$0.75)
__________ (Official Capacity or Title - please print)	**Register the Special Warrants as set forth below:**
__________ (Please print name)	__________ (Name)
__________ (Subscriber's Address)	__________ (Account reference, if applicable)
__________	__________ (Address)
__________ (Telephone Number) (Fax Number)	__________
__________ (Email Address)	
Beneficial Subscriber Information:	**Deliver the Certificate representing the Special Warrants as set forth below:**
If the Subscriber is acting as agent for a beneficial Subscriber, the name and address of such beneficial Subscriber is as follows:	
__________ (Name of Principal)	__________ (Name)
__________ (Address)	__________ (Account reference, if applicable)
__________	__________ (Contact Name)
__________ (Contact Name)	__________ (Address)
__________ (Alternate Contact)	__________
__________ (Telephone Number) (Fax Number)	
__________ (Email Address)	

Confirmation and Acceptance.

Apollo hereby accepts the subscription as set forth above on the terms and conditions contained in this Agreement and Apollo represents and warrants to the Subscriber that the representations and warranties made by Apollo to the Agents in the Agency Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (save and except as waived by the Agents) and that the Subscriber is entitled to rely thereon; and hereby agrees to be bound by the terms of the Registration Rights Agreement.

DATED as of the ______ day of ______________, 2004.

APOLLO GOLD CORPORATION

Per: ____________________________________
Authorized Signing Officer

This Agreement is acknowledged on behalf of the Agents.

DATED as of the ______ day of ______________, 2004.

REGENT MERCANTILE BANCORP INC.

Per: ____________________________________
Authorized Signing Officer

SCHEDULE "A"

THE TORONTO STOCK EXCHANGE
PRIVATE PLACEMENT QUESTIONNAIRE AND UNDERTAKING

To be completed by each proposed private placement purchaser of listed securities or securities which are convertible into listed securities.

QUESTIONNAIRE

1. **Description of Transaction**

   (a) **Name of Issuer of the Securities**

   Apollo Gold Corporation (the "**Issuer**" or "**Apollo**").

   (b) **Number and Class of Securities to be Purchased**

   A total of ______________________ special warrants of the Issuer (the "**Special Warrants**").

   Each Special Warrant is convertible, with no additional consideration, into one (1) unit (a "**Unit**") consisting of one common share (a "**Unit Share**") and six tenths of one (0.6) common share purchase warrant (each whole warrant, a "**Unit Warrant**"), subject to adjustments.

   Each Unit Warrant will entitle the holder to purchase one common share of Apollo (a "**Unit Warrant Share**") for a three year period from the date of issue at US$0.80 per share.

   Apollo will use its best efforts to clear a short form prospectus in applicable jurisdictions in Canada, to qualify the distribution of the Unit Shares, the Unit Warrants and the Unit Warrant Shares, as soon as practicable following the closing of the Special Warrants. In the event Apollo clears such a short form prospectus, the Special Warrants will be automatically converted into Units on the fifth business day after a receipt is received from the securities regulatory authorities in each applicable jurisdiction in Canada. In the event Apollo fails to clear such a short form prospectus in each applicable jurisdiction in Canada by December 20, 2004, each Special Warrant will be convertible into one and one tenth of one (1.1) Unit Share and sixty-six hundredths of one (0.66) Unit Warrant.

   Apollo has agreed to file a registration statement with the United States Securities and Exchange Commission to register the Unit Shares and the Unit Warrant Shares, as soon as practicable following the closing of the Special Warrants as set forth in the Registration Rights Agreement attached hereto as Appendix V.

   (c) **Purchase Price**

   US$__________________.

2. **Details of Purchaser**

   (a) **Name of Purchaser**

   ____

(b) **Address**

____

____

(c) **Names and addresses of persons having a greater than 10% beneficial interest in the purchaser**

____

____

3. Relationship to Issuer

(a) **Is the purchaser (or any person named in response to 2(c) above) an insider of the issuer for the purposes of the Ontario Securities Act (before giving effect to this private placement)? If so, state the capacity in which the purchaser (or person named in response to 2(c)) qualifies as an insider.**

____

____

(b) **If the answer to (a) is "no", are the purchaser and the issuer controlled by the same person or company? If so, give details.**

____

____

4. Dealings of Purchaser in Securities of the Issuer

Give details of all trading by the purchaser, as principal, in the securities of the issuer (other than debt securities which are not convertible into equity securities), directly or indirectly, within the 60 days preceding the date hereof.

____

____

____

____

UNDERTAKING

TO: THE TORONTO STOCK EXCHANGE

The undersigned has subscribed for and agreed to purchase, as principal, the securities described in Item 1 of this Private Placement Questionnaire and Undertaking.

The undersigned undertakes not to sell or otherwise dispose of any of the said securities so purchased or any securities derived there from for a period of four-months from the date of the closing of the transaction herein or for such period as is prescribed by applicable securities legislation, whichever is longer, without the prior consent of the Toronto Stock Exchange and any other regulatory body having jurisdiction.

DATED AT ______________ this ________ day of __________, 2004.

____
(Name of Purchaser – please print)

____
(Authorized Signature)

____
(Official Capacity – please print)

____
(please print here name of individual whose signature appears above, if different from name of purchaser printed above)

SCHEDULE "B"

TERMS AND CONDITIONS OF SUBSCRIPTION FOR THE SPECIAL WARRANTS

1.0 INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires:

(a) **"Agency Agreement"** means the agency agreement to be entered into between the Agents, on its/their own behalf and as agents for the Subscribers, and Apollo in connection with the Private Placement and the private placement of the Special Notes;

(b) **"Agents"** means Regent Mercantile Bancorp Inc. and such other agents or affiliates that participate in a syndicate with Regent Mercantile Bancorp Inc.;

(c) **"Agreement"** means this Subscription Agreement to be entered into between Apollo and the Subscriber and to be acknowledged on behalf of the Agents, and includes all schedules and appendices attached hereto, in each case as they may be amended or supplemented from time to time;

(d) **"Apollo"** means Apollo Gold Corporation;

(e) **"Applicable Securities Laws"** means, in respect of each and every offer and sale of the Special Warrants, the Unit Shares, the Unit Warrants and the Unit Warrant Shares, the securities legislation and exchange rules having application thereto and the rules, policies, notices and orders issued by applicable securities regulatory authorities having application thereto;

(f) **"Business Day"** means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario or Denver, Colorado;

(g) **"Closing"** means the closing of the purchase of the Special Warrants by the Subscriber;

(h) **"Closing Date"** means November 4, 2004 and/or such other date or dates as Apollo and the Agents may mutually agree upon in writing;

(i) **"Closing Time"** means 10:00 a.m. (Toronto time) on the Closing Date or such other time as Apollo and the Agents may mutually agree upon in writing;

(j) **"Common Share"** means a common share in the share capital of Apollo;

(k) **"Compensation Options"** has the meaning attributed to it in Section 8.1;

(l) **"Compensation Warrants"** has the meaning attributed to it in Section 8.1;

(m) **"Compensation Warrant Shares"** has the meaning attributed to it in Section 8.1;

(n) **"Dollar"** or **"$"** means the lawful currency of the United States of America, unless otherwise specifically indicated;

(o) **"Exemptions"** means the exemptions from prospectus and registration requirements under Applicable Securities Laws;

(p) **"Expiry Date"** has the meaning attributed to it in Section 3.2;

(q) **"Expiry Time"** has the meaning attributed to it in Section 3.2;

(r) **"MI 45-103"** means Multilateral Instrument 45-103 "Capital Raising Exemptions";

(s) **"OSC Rule 45-501"** means Rule 45-501 "Exempt Distributions" adopted by the Ontario Securities Commission;

(t) **"Private Placement"** means the offering by Apollo for sale on a private placement basis of the Special Warrants (which offering is made in two parts, one offering by the Agents in Canada and certain other jurisdictions and the other offering by Apollo and Agents with the appropriate registrations in the United States);

(u) **"Qualification Date"** has the meaning attributed to it in Section 3.5(a);

(v) **"Qualification Events"** has the meaning attributed to it in Section 3.5(a);

(w) **"Qualifying Jurisdictions"** means all provinces of Canada in which the Subscribers are resident;

(x) **"Registration Rights Agreement"** means the Registration Rights Agreement attached hereto as Appendix V.

(y) **"Registration Statement"** means the registration statement that Apollo agrees to file with the SEC pursuant to the Registration Rights Agreement to register the Unit Shares and the Unit Warrant Shares for resale pursuant to the terms of the Registration Rights Agreement attached hereto as Appendix V;

(z) **"Regulation D"** means Regulation D promulgated by the SEC pursuant to the U.S. Securities Act;

(aa) **"Regulation S"** means Regulation S promulgated by the SEC pursuant to the U.S. Securities Act;

(bb) **"SEC"** means the United States Securities and Exchange Commission;

(cc) **"Series B Debentures"** means the aggregate principal amount of $12,500,000, 12% Series 2004-B secured convertible debentures of Apollo issuable upon the conversion of the Special Notes under the Debenture Indenture, convertible into Common Shares during its term at $0.75 per share;

(dd) **"Special Notes"** means the aggregate principal amount of $12,500,000 special notes issued in the Private Placement, each $1,000 principal amount of the special note is convertible, prior to the Expiry Date, for no additional consideration, into $1,000 principal amount of Series B Debenture and 600 Special Note Warrants if the Qualification Events occur prior to the Qualification Date, or into $1,000 principal amount of Series B Debenture and 660 Special Note Warrants if the Qualification Events do not occur prior to the Qualification Date;

(ee) **"Special Note Warrants"** means purchase warrants of Apollo issuable upon the conversion of the Special Notes, with each Special Note Warrant entitling the holder to purchase one Common Shares for a three year period from the date of issue at $0.80 per share;

(ff) **"Special Warrants"** means the aggregate 6,000,000 special warrants of Apollo, with each special warrant convertible, prior to the Expiry Date, for no additional consideration, into one (1) Unit Share and six tenths of one (0.6) Unit Warrant if the Qualification Events occur prior to the Qualification Date, or one and one tenth of one (1.1) Unit Share and sixty-six hundredths of one (0.66) Unit Warrant if the Qualification Events do not occur prior to the Qualification Date;

(gg) **"Subscription Price"** means the aggregate subscription price paid by each Subscriber for the Special Warrants;

(hh) **"Unit"** means one Unit Share and six tenths of one (0.6) Unit Warrant, provided that if the Qualification Events do not occur prior to the Qualification Date, a Unit shall consist of one and one tenth of one (1.1) Unit Share and sixty-six hundredths of one (0.66) Unit Warrant;

(ii) **"Unit Shares"** mean the Common Shares issuable upon the conversion of the Special Warrants;

(jj) **"Unit Warrants"** means purchase warrants of Apollo issuable upon the conversion of the Special Warrants, with each Warrant entitling the holder to purchase one Common Shares for a three year period from the date of issue at $0.80 per share;

(kk) **"Unit Warrant Shares"** mean the Common Shares issuable upon the exercise of the Unit Warrants; and

(ll) **"U.S. Securities Act"** means the United States Securities Act of 1933, as amended.

1.2 Time is of the essence of this Agreement.

1.3 This Agreement is to be read with all changes in gender or number as required by the context.

1.4 The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5 All monetary amounts specified in this Agreement are in the lawful currency of the United States of America, unless otherwise specified.

1.6 This Agreement is governed by, subject to and interpreted in accordance with the laws prevailing in the Province of Ontario and the federal laws of Canada applicable therein, and the courts of the Province of Ontario will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

2.0 SUBSCRIPTION FOR THE SPECIAL WARRANTS

2.1 The Subscriber hereby confirms its irrevocable subscription for and offer to purchase the Special Warrants from Apollo, on and subject to the terms and conditions set out in this Agreement.

3.0 DESCRIPTION OF THE SPECIAL WARRANTS, ETC.

3.1 The Special Warrants will be issued and registered in the name of the Subscriber or its nominee as per the instructions on page (i) of this Agreement.

3.2 Subject to adjustment as provided in Section 3.3, each Special Warrant will be convertible at the option of the Subscriber, for no additional consideration, into one (1) Unit Share and six tenths of one (0.6) Unit Warrant, at any time up until 4:00pm (Toronto time) (the **"Expiry Time"**) on the date (the **"Expiry Date"**) which is the earlier of:

(i) the fifth Business Day following the date on which the last of the receipts is obtained for a (final) prospectus qualifying the distribution of the Unit Shares, the Unit Warrants and the Unit Warrant Shares in each of the Qualifying Jurisdictions; and

(ii) the first Business Day following twelve months from the Closing Date.

3.3 If the Qualification Events have not occurred on or prior to the Qualification Date, then each Special Warrant will be converted, at any time thereafter until the Expiry Time, into one and one tenth of one (1.1) Unit Share and sixty-six hundredths of one (0.66) Unit Warrant (in lieu of one (1) Unit Share and six tenths of one (0.6) Unit Warrant) for no additional consideration.

3.4 All Special Warrants outstanding on the Expiry Date will be automatically converted, without any further action on the part of the holder, into Units, on the Expiry Date immediately prior to the Expiry Time.

3.5 Filing Prospectus and Registration Statement

(a) Apollo will use its commercially reasonable best efforts:

(i) to file and obtain receipt for a preliminary prospectus as soon as practicable following the Closing Date and file and obtain receipts for the final prospectus with the applicable securities regulatory

authority in each of the Qualifying Jurisdictions, in each case qualifying the distribution of the Unit Shares, Unit Warrants, the Unit Warrant Shares, the Compensation Warrants and the Compensation Warrant Shares in each of the Qualifying Jurisdictions in which Subscribers are resident,

(ii) to obtain the conditional listing of the Unit Shares and Unit Warrant Shares on the Toronto Stock Exchange;

(collectively, the "**Qualification Events**"), in each case at a date no later than December 20, 2004 (the "**Qualification Date**").

(b) To file the Registration Statement and to apply for the listing of the Unit Shares and Unit Warrant Shares on the American Stock Exchange as more fully set forth in the Registration Rights Agreement, attached hereto as Appendix V.

4.0 REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER

4.1 The Subscriber represents, warrants, covenants and acknowledges, as applicable, to and with Apollo and the Agents, on the Subscriber's own behalf and on behalf of any disclosed principal for whom the Subscriber is acting as agent (and acknowledges that Apollo and the Agents, and their respective counsel, are relying thereon), as at the date hereof and as at the Closing Time:

(a) the Agents have been retained by Apollo to sell the Special Warrants pursuant to the Private Placement to which this Agreement relates on an agency "best efforts" basis in Canada and certain other jurisdictions (with certain of the Agents with the appropriate registrations and Apollo selling the Special Warrants in the United States) such that the total principal number of the Special Warrants that may be issued by Apollo pursuant to the Private Placement is not expected to exceed 6,000,000. The Subscriber understands that the Private Placement is not subject to any minimum subscription level (unless the Subscriber is in Quebec wherein a Cdn$150,000 minimum subscription level or other acceptable Exemption applies) and therefore any funds invested are available to and will be paid to Apollo in accordance with the provisions of this Agreement and need not be refunded to the Subscriber;

(b) the Special Warrants are being offered for sale only on a "private placement" basis and that the sale and delivery of the Special Warrants is conditional upon such sale being exempt from the requirements as to the filing of a prospectus under the Applicable Securities Laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum, that no prospectus has been filed by Apollo with any of the applicable securities regulatory authorities in connection with the issuance of the Special Warrants, and that:

(i) as a result, certain protections, rights and remedies provided by the Applicable Securities Laws including statutory rights of rescission or damages, will not be available to the Subscriber;

(ii) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Special Warrants;

(iii) there is no government or other insurance covering the Special Warrants, the Unit Shares, the Unit Warrants and the Unit Warrant Shares;

(iv) the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under the Applicable Securities Laws; and

(v) Apollo is relieved from certain obligations that would otherwise apply under the Applicable Securities Laws;

(c) the Subscriber certifies that it is or, if the Subscriber is acting as agent for a disclosed principal, such principal is, resident in the jurisdiction set out on the first page of this Agreement under the heading "Subscriber Information" and "Beneficial Subscriber Information", as the case may be, which address is the residence or

place of business of the Subscriber or such disclosed principal, and that such address was not obtained or used solely for the purpose of subscribing for the Special Warrants;

(d) if the Subscriber is not a resident of the United States, the Subscriber represents and agrees that:

(i) it is not a "U.S." person (as defined in Regulation S) and is not acquiring the Special Warrants for the account or benefit of any U.S. person;

(ii) it will not engage in hedging transactions with regard to the Apollo's securities unless conducted in compliance with the U.S. Securities Act;

(iii) it will not resell any of Apollo's securities unless in accordance with the provisions of Regulation S and in accordance with applicable state securities laws in the United States, pursuant to an effective registration statement under the U.S. Securities Act with respect to such securities or pursuant to an available exemption from registration under the U.S. Securities Act; provided that the Subscriber provides an opinion of counsel or other evidence of exemption, in form reasonably satisfactory to U.S. counsel to Apollo; and

(iv) Apollo will refuse to register any transfer of any of the Special Warrants, the Unit Shares, the Unit Warrants and the Unit Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, pursuant to an effective registration statement under the U.S. Securities Act with respect to such securities or pursuant to an available exemption from registration;

(e) the Subscriber is purchasing the Special Warrants:

(vi) as principal for its own account and not for the benefit of any other person or is deemed under the Applicable Securities Laws to be purchasing the Special Warrants as principal, and in either case, is purchasing the Special Warrants for investment only and not with a view to the resale or distribution of all or any of the Special Warrants; or

(vii) as agent for a disclosed principal and is not deemed under the Applicable Securities Laws to be purchasing the Special Warrants as principal, and it is duly authorized to enter into this Agreement and to execute and deliver all documentation in connection with the purchase on behalf of such disclosed principal, who is purchasing as principal for its own account and not for the benefit of any other person and for investment only and not with a view to the resale or distribution of all or any of the Special Warrants;

(f) if the Subscriber or its disclosed principal is a resident of Ontario, such Subscriber or disclosed principal, as the case may be, falls within one or more of the sub-paragraphs of the definition of "accredited investor" set out in Appendix I hereto (the Subscriber having checked and initialled the applicable subparagraph(s));

(g) if the Subscriber or its disclosed principal is a resident of British Columbia, Alberta, Saskatchewan, Manitoba, New Brunswick, Nova Scotia, Prince Edward Island or Newfoundland and Labrador, such Subscriber or disclosed principal, as the case may be, is an "accredited investor" as defined in MI 45-103, by virtue of the fact that the Subscriber or such disclosed principal, as the case may be, falls within one or more of the subparagraphs of the definition of "accredited investor" set out in Appendix II hereto (the Subscriber having checked and initialled the applicable subparagraph(s));

(h) if the Subscriber or its disclosed principal is a resident of Quebec, such Subscriber or disclosed principal, as the case may be, falls within one or more of the categories set out in Appendix III hereto (the Subscriber having checked and initialled the applicable subparagraph(s));

(i) if the Subscriber or its disclosed principal is a resident of the United States, such Subscriber or disclosed principal, as the case may be, falls within one or more of the sub-paragraphs of the definition of "accredited investor" under the U.S. Securities Act, as set out in Appendix IV hereto (the Subscriber having checked and initialled the applicable subparagraph(s));

(j) the Subscriber will file all forms and reports, together with the prescribed fees, that may be required by Applicable Securities Laws or by any legislation or order in force in its jurisdiction of residence or to which it may be subject, within the time limits prescribed therein, in respect of this subscription, the purchase or any subsequent disposition of the Special Warrants, the Unit Shares, the Unit Warrants and the Unit Warrant Shares;

(k) no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase any of the Special Warrants, the Unit Shares, the Unit Warrants or the Unit Warrant Shares;

(ii) that any person will refund the purchase price of any of the Special Warrants; or

(iii) as to the future price or value of any of the Special Warrants, the Unit Shares, the Unit Warrants or the Unit Warrant Shares;

(l) the Subscriber, and any beneficial purchaser for whom it is acting, is at arm's length (within the meaning of the Applicable Securities Laws) with Apollo, except as disclosed in writing by the Subscriber to Apollo and the Agents;

(m) the Subscriber is not (other than if the Subscriber is an officer or director of Apollo or any of its affiliates) and will not become a "control person" of Apollo by virtue of the purchase of the Special Warrants and does not intend to act in concert with any other person to form a control group of Apollo;

(n) this Subscription has not been solicited in any manner contrary to the Applicable Securities Laws;

(o) the Subscriber (other than if the Subscriber is a director or officer of Apollo or any of its affiliates) has no knowledge of a "material fact" or "material change" (as those terms are defined in the Applicable Securities Laws) in respect of the affairs of Apollo that has not been generally disclosed to the public;

(p) the offer made by this subscription is irrevocable;

(q) Apollo will have the right to accept this subscription in whole or in part and the acceptance of this subscription offer will be conditional upon the sale of the Special Warrants to the Subscriber being exempt from the prospectus and registration requirements of the Applicable Securities Laws;

(r) the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual, is of full age of majority, and if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

(s) the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound;

(t) this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber;

(u) in the case of a subscription by it for the Special Warrants acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal;

(v) the delivery of this subscription, the acceptance hereof by Apollo and the issuance of the Special Warrants to the Subscriber complies with all applicable laws of the Subscriber's jurisdiction of residence and domicile and

will not cause Apollo or any of its officers or directors to become subject to or require any disclosure, prospectus or other reporting requirement to which Apollo is not currently subject;

(w) if required by the Applicable Securities Laws, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist Apollo in filing such reports, undertakings and other documents as may be required;

(x) the Subscriber has not purchased the Special Warrants as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(y) the Subscriber and each beneficial purchaser for whom it is acting acknowledges that the Special Warrants is speculative in nature and that there are risks associated with the purchase of the Special Warrants and the Subscriber and each beneficial purchaser for whom it is acting has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Special Warrants, fully understands the speculative nature of the Special Warrants and is able to bear the economic risk of loss of its entire investment;

(z) Apollo may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and each beneficial purchaser for whom the Subscriber may be acting;

(aa) the Subscriber has not received, nor has it requested, nor does it have any need to receive, any offering memorandum or any other document from Apollo describing the business and affairs of Apollo with respect to the offering and purchase of the Special Warrants;

(bb) this subscription is not enforceable by the Subscriber unless it has been accepted by Apollo and the Subscriber waives any requirement on Apollo's behalf to immediately communicate its acceptance of this subscription to the Subscriber;

(cc) in connection with the Subscriber's subscription, the Subscriber has not relied upon Apollo for investment, legal or tax advice, and has in all cases sought or elected not to seek the advice of the Subscriber's own personal investment advisers, legal counsel and tax advisers and the Subscriber is able, without impairing its financial condition, to hold the Special Warrants, the Unit Warrants, the Unit Warrant Shares and the Unit Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with its investment;

(dd) it has relied solely upon publicly available information relating to Apollo and not upon any verbal or written representation as to fact or otherwise made by or on behalf of Apollo or the Agents, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Agents and agrees that the Agents, the Agents' counsel and their respective directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information or as to whether all information concerning Apollo required to be disclosed by Apollo has been generally disclosed and acknowledges that the Agents' counsel and Apollo's counsel are acting as counsel to the Agents and Apollo, respectively, and not as counsel to the Subscriber;

(ee) all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel or other advisors retained by the Subscriber) relating to the purchase of the Special Warrants shall be borne by the Subscriber; and

(ff) none of the funds the Subscriber is using to purchase the Special Warrants is, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities.

4.2 The Subscriber acknowledges and agrees that the foregoing representations and warranties are made by the Subscriber with the intent that they may be relied upon by Apollo and the Agents in determining its eligibility as a

purchaser of the Special Warrants under Applicable Securities Laws and the Subscriber hereby agrees to indemnify and hold harmless Apollo, the Agents and their representatives, directors, officers, employees and underwriters from and against all losses, liability, claims, costs, expenses and damages from reliance thereon in the event that such representations and warranties are untrue in any material respect, such agreement regarding indemnification to survive the Closing and to continue in full force and effect for the benefit of the Agents notwithstanding any subsequent disposition by the Subscriber of the Special Warrants, the Unit Shares, the Unit Warrants or the Unit Warrant Shares. The Subscriber further agrees that by accepting the Special Warrants, the Subscriber shall be representing and warranting that the foregoing representations and warranties contained herein or in any document furnished by the Subscriber to Apollo or the Agents are true as at the Closing with the same force and effect as if they had been made by the Subscriber as at the Closing and shall survive the Closing and continue in full force and effect for the benefit of Apollo and the Agents notwithstanding any subsequent disposition by the Subscriber of the Special Warrants, the Unit Shares, the Unit Warrants or the Unit Warrant Shares. The Subscriber undertakes to immediately notify Apollo at the address specified on page (i) of this Agreement of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

5.0 BENEFIT OF AGENCY AGREEMENT

5.1 By execution of this Agreement, Apollo hereby agrees that the Subscriber shall have the benefit of the representations and warranties made by Apollo to the Agents as set forth in the Agency Agreement. Such representations and warranties shall form an integral part of this Agreement and shall survive the Closing and continue in full force and effect for the benefit of the Subscriber in accordance with the Agency Agreement. The Subscriber acknowledges and agrees that the Agents and Apollo may vary, amend, alter or waive, in whole or in part, one or more terms to be set forth in the Agency Agreement in such manner and on such terms and conditions as they may determine, acting reasonably, and that any such variation, amendment, alteration or waiver shall not affect in any way the obligations of the Subscribers or such others for whom the Subscriber is contracting hereunder, provided, however, that the Agents shall not vary, amend, alter or waive any such term or condition where to do so would result in a material change to any of the material attributes of the Special Warrants and (b) provide notice thereof to the Subscriber.

5.2 Apollo agrees to indemnify, defend and hold the Subscriber (which term shall, for the purposes of this provision, include the Subscriber or its shareholders, managers, partners, directors, officers, members, employees, direct or indirect investors, agents and affiliates and assignees and the stockholders, partners, directors, members, managers, officers, employees direct or indirect investors and agents of such affiliates and assignees) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statement, representation, warranty or covenant of Apollo contained in this Agreement or in the Agency Agreement. Apollo undertakes to notify the Subscriber immediately of any change in any representation, warranty or other information relating to Apollo set forth in this Agreement or in the Agency Agreement which takes place prior to Closing.

6.0 WITHDRAWAL OF SUBSCRIPTION

6.1 If the Agents terminate their obligations with respect to the Private Placement and/or under the Agency Agreement before the Closing, the Subscriber reserves the right to withdraw this subscription and to terminate its obligations hereunder at any time before Closing and the Subscriber hereby appoints the Agents as its agents for the purpose of notifying Apollo of the withdrawal or termination of its subscription.

6.2 If the Closing does not occur on or before November 15, 2004 or such later date as agreed to by Apollo, the Agents and the Subscriber, notwithstanding any provisions to the contrary in this Agreement or in the Agency Agreement, the Subscription Price will be returned to the Subscriber without interest or deduction and the Subscriber will have the right to withdraw this subscription and to terminate its obligations hereunder.

7.0 CLOSING

7.1 Subject to the receipt of all completed items in accordance with Section 7.4, the Closing will take place as contemplated in the Agency Agreement on the Closing Date.

7.2 If, prior to the Closing, the terms and conditions contained in this Agreement and the Agency Agreement have been complied with to the satisfaction of the Agents, or waived by them, the Agents shall deliver to Apollo all completed Agreements and payment of the aggregate Subscription Price for all of the Special Warrants sold pursuant to the Agency Agreement against delivery by Apollo of certificates representing the Special Warrants and such other documentation as may be required pursuant to this Agreement and the Agency Agreement. If, prior to the Closing, the terms and conditions contained in this Agreement (other than delivery by Apollo to the Subscriber of certificate representing the Special Warrants) and the Agency Agreement have not been complied with to the satisfaction of the Agents, or waived by them, the Agents, Apollo and the Subscriber will have no further obligations under this Agreement.

7.3 The Closing of the Private Placement is conditional upon the following:

(a) Apollo and the Agents having entered into the Agency Agreement on mutually satisfactory terms, to include customary warranties and indemnities and rights of termination in favour of the Agents, and such agreement having become unconditional in all respects and not having been terminated; and

(b) the issue and sale of the Special Warrants being exempt from the requirement to file a prospectus, registration statement or similar document under the Applicable Securities Laws relating to the sale of the Special Warrants, or Apollo having received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus, registration statement or similar document.

7.4 The Subscriber acknowledges and agrees that the obligations of Apollo hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Agreement as of the date of this Agreement, and as of the Closing Time as if made at and as of the time of Closing, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a) payment by the Subscriber of the Subscription Price by certified cheque or bank draft (in accordance with the instructions set forth on the first page hereto) payable to the Agents;

(b) the Subscriber having properly completed, signed and delivered this Agreement;

(c) the Subscriber having properly completed, signed and delivered the "Selling Securityholder Notice and Questionnaire" attached as Annex A to the Registration Rights Agreement attached hereto as Appendix V.

(d) the Subscriber having properly completed, signed and delivered the certificate in the form set out in Appendices I, II, III, or IV, as applicable; and

(e) the Subscriber having properly completed, signed and delivered any further documentation as required under Applicable Securities Laws or by any applicable stock exchange or other regulatory authority and the Subscriber covenants and agrees to do so upon request by Apollo.

7.5 The Subscriber acknowledges that the Private Placement may be completed in one or more partial closings at the agreement of Apollo and the Agents and that the Closing as contemplated in this Agreement may be effected at one or more of such partial closings.

7.6 Apollo acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on the accuracy of the representations and warranties of Apollo contained in this Agreement and in the Agency Agreement as of the date of such agreements, and as of the Closing Time as if made at and as of the time of Closing, and the fulfillment of the following additional conditions:

(a) the covenants of Apollo have been performed, satisfied and complied with, where applicable, as at the Closing Time;

(b) Apollo has delivered to the Agents' counsel the following items:

  (i) a copy of the certificates representing the Special Warrants purchased by the Subscriber registered in the name of the Subscriber or its nominee;

(ii) a copy of this Agreement duly executed by Apollo;

(iii) a copy of a certificate executed by the chief executive officer or the chief financial officer of Apollo, dated as of Closing Date, as required under Section 6(g) of the Agency Agreement and such other matters as may be reasonably requested by the Agents or their counsel; and

(iv) such other documents relating to the transactions contemplated by this Agreement as the Agents or their counsel may reasonably request.

8.0 APPOINTMENT OF AGENTS

8.1 Compensation of Agents

(a) Compensation Options

(i) The Subscriber understands that the Agents will receive a commission from Apollo in connection with the Private Placement payable in cash equal to 6.5% of the subscription price received by Apollo from the sale of the Special Warrants, together with a compensation option (a "**Compensation Option**") excisable at the holder's option until the Expiry Time, without additional consideration, into that number of compensation warrants (the "**Compensation Warrants**") equal to that number of Common Shares equal to 10% of the number of Special Warrants sold by the Agents in the Private Placement. Each Compensation Warrant will entitle the holder to purchase one Common Share (a "**Compensation Warrant Share**") during a two year period from the date of issue at $0.80 per share.

(ii) If the Qualification Events have not occurred on or prior to the Qualification Date, then each Compensation Option will be exercisable into, at any time thereafter until the Expiry Time, into that number of Compensation Warrants equal to that number of Common Shares equal to 11% of the number of Special Warrants sold by the Agents in the Private Placement (in lieu of that number of Common Shares equal to 10% of the number of Special Warrants sold by the Agents in the Private Placement) for no additional consideration.

(iii) All Compensation Options outstanding on the Expiry Date will be deemed to have been exercised, without any further action required from the holder, into Compensation Warrants, on the Expiry Date immediately prior to the Expiry Time.

(b) No other fee or commission is payable by Apollo in connection with the sale of the Special Warrants; however, Apollo will pay certain fees and expenses of the Agents in connection with the Private Placement as set out in the Agency Agreement.

8.2 The Subscriber on its own behalf or (if applicable) on behalf of others for whom the Subscriber is contracting hereunder, hereby irrevocably authorizes the Agents:

(a) in their sole discretion, to act as the Subscriber's representative at the Closing, to receive certificate representing the Special Warrants and to execute in its name and on its behalf all Closing receipts and documents required;

(b) to negotiate and settle the form of any agreement to be entered into in connection with this transaction and to waive on its own behalf and, if applicable, on behalf of the purchasers of Special Warrants, in whole or in part, or extend the time for compliance with, any of the representations, warranties, covenants or Closing conditions under this Agreement or the Agency Agreement in such manner and on such terms and conditions as the Agents may determine, acting reasonably, without in any way affecting the Subscriber's obligations or the obligations of such others hereunder, provided, however, that the Agents shall (i) not waive, in whole or in part, or extend the time for compliance with, any representations, warranties, covenants or Closing conditions under this Agreement or the Agency Agreement where to do so would result in a material change to any of the material attributes of the Special Warrants and (ii) provide notice thereof to the Subscriber;

(c) to complete or correct any errors or omissions in any form or document provided by the Subscriber;

(d) to swear, accept, execute, file and record any documents (including receipts) necessary to accept delivery of the Special Warrants on the Closing and to terminate this subscription on behalf of the Subscriber pursuant to the terms of the Agency Agreement; and

(e) to correct any minor errors in, or complete any minor information missing from the appendices attached hereto which have been executed by the Subscriber and delivered to Apollo.

8.3 The Subscriber hereby acknowledges and agrees that the Agents and Apollo may vary, amend, alter or waiver, in whole or in part, one or more of the conditions or covenants set forth in this Agreement or the Agency Agreement in such manner and on such terms and conditions as it may determine, acting reasonably, without affecting in any way the Subscriber's or such others' obligations hereunder, provided, however, that the Agents and Apollo shall (a) not vary, amend, alter or waive, in whole or in part, one or more of the conditions or covenants set forth in this Agreement of the Agency Agreement where to do so would result in a material change to any of the material attributes of the Special Warrants and (b) provide notice thereof to the Subscriber.

9.0 HOLD PERIOD AND RESALE RESTRICTIONS

9.1 The Subscriber understands and hereby acknowledges that:

(a) the Special Warrants issuable pursuant to the Private Placement will be subject to certain resale restrictions imposed under Applicable Securities Laws and the rules of regulatory bodies having jurisdiction including, without limiting the generality of the foregoing, the requirement that the Special Warrants issuable pursuant to the Private Placement not be traded for a period of four months from the Closing Date as required under the Applicable Securities Laws and Canada, and the applicable restriction period under the U.S. Securities Act, except as permitted by Applicable Securities Laws, and that the Special Warrants and all securities issued in exchange or conversion thereof are "restricted securities" as defined under Rule 144 and may be resold only if:

   (i) the sale is to Apollo;

   (ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S (or such successor rule or regulation then in effect), if available, and in compliance with applicable state securities laws;

   (iii) the sale is made pursuant to an exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws; or

   (iv) the sale is a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and it has prior to such sale furnished to Apollo an opinion of counsel to that effect reasonably satisfactory to Apollo;

(b) if the Qualification Events have not occurred at time of issue and at least four months have not elapsed from the Closing Date, the Unit Shares, the Unit Warrants and the Unit Warrant Shares will be subject to resale restrictions and may not be traded, except in compliance with any exemptions contained in the Applicable Securities Laws in Canada, which may not be available;

(c) while it is a condition of the Agency Agreement that Apollo file and obtain a receipt for a prospectus in the Qualifying Jurisdictions and file the Registration Statement (as described in the Registration Rights Agreement attached hereto as Appendix V) and cause it to be declared effective by the SEC, there is no assurance that Apollo will be able to obtain a receipt for such prospectus or cause the Registration Statement to be declared effective by the SEC, and if such receipt is not obtained in the Qualifying Jurisdictions or the Registration Statement is not declared effective by the SEC, the Unit Shares, the Unit Warrants and the Unit Warrant Shares may not be resold by the Subscriber, except pursuant to an exemption contained under the Applicable Securities Laws, which may not be available, and even if the Registration Statement is declared effective, the Unit Warrants, the Unit Shares and the Unit Warrant Shares remain restricted securities under the U.S. Securities Act and may only be sold pursuant to an effective registration statement with respect to such securities, pursuant to Regulation S or other exemption from the registration requirements of the U.S. Securities Act or in

the case of the sale of the Unit Shares and the Unit Warrant Shares in the manner provided in the Registration Statement for the resale of such Common Shares; and

(d) even if the Registration Statement is declared effective by the SEC and a receipt for a prospectus is obtained in the Qualifying Jurisdictions, the Special Warrants may not be resold by the Subscriber, except pursuant to an exemption under the Applicable Securities Laws, which may not be available;

(e) Legends on Certificates

(i) for the period under the U.S. Securities Act when the Special Warrants, the Units, the Unit Warrants, the Unit Warrant Shares and the Units Shares are restricted securities as defined in Rule 144 under the U.S. Securities Act, each certificate representing such security shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (B) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT); OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS, EXCEPT AS PERMITTED BY THE SECURITIES ACT;

(ii) for so long as the Special Warrants and the Unit Warrants are restricted securities as defined in Rule 144 under the U.S. Securities Act, each certificate representing a Special Warrant or Unit Warrant if not sold in the United States in the original offering pursuant to Regulation D will also bear the following legend:

THIS WARRANT HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE SECURITIES TO BE ISSUED UPON EXERCISE OF THIS WARRANT WERE NOT INITIALLY REGISTERED AND MAY OR MAY NOT HAVE BEEN REGISTERED FOR RESALE UNDER THE 1933 ACT. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED PURSUANT TO THE 1933 ACT, UNLESS REGISTERED UNDER THE 1933 ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE;

(iii) The certificate representing the Special Warrants will bear a legend denoting the restrictions on transfer under Applicable Securities Laws (including Multilateral Instrument 45-102;

(iv) If at the date of their issue, the applicable restriction period has not expired and the Qualifying Events have not occurred, the certificates representing the Unit Shares, the Unit Warrants and the Unit Warrant Shares will bear a legend as prescribed by MI 45-102;

(v) In addition to the foregoing legends, the certificates representing the Unit Shares and Unit Warrant Shares, if issued prior to such time as the restrictive legends set forth in clauses 9.1(e)(i) and (ii) are no longer required under applicable requirements of the U.S. Securities Act and all restrictions are removed with respect to such securities pursuant to applicable state securities laws, shall bear, in addition to any legend(s) required by Canadian securities laws and policies, the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE";

(vi) Certificates representing the Unit Shares, the Unit Warrants and the Unit Warrant Shares will bear a legend containing restrictions in conformity with the U.S. Securities Act with respect to the resale of the securities of the type set forth in clauses 9.1(e)(i) and (ii) above. Until the earlier of (1) in the case of the Unit Shares or the Unit Warrant Shares, such shares sold pursuant to an effective Registration Statement, and the seller shall have provided evidence acceptable to U.S. securities counsel for Apollo that the seller has complied with the prospectus delivery requirements under the U.S. Securities Act; and (2) the holder of the applicable security has furnished to Apollo an opinion of U.S. securities counsel reasonably acceptable to Apollo that the securities represented by such certificates are no longer "restricted securities" as defined in Rule 144 under the U.S. Securities Act. Certificates representing the Unit Shares, the Unit Warrants and the Unit Warrant Shares will bear a legend containing restrictions in conformity with the U.S. Securities Act with respect to the resale of the securities of the type set forth in clauses 9.1(e)(i) and (ii) above; and

(f) the Subscriber will not sell, assign or transfer the Special Warrant, the Unit Shares, the Unit Warrants or the Unit Warrant Shares except in accordance with the provisions of Applicable Securities Laws and stock exchange rules, if applicable, in the future.

9.2 The Subscriber also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and Apollo is not in any manner responsible) for complying with such restrictions, including, without limitation of the foregoing, as long as the Special Warrants, the Units, the Unit Warrants, the Unit Warrant Shares and the Unit Shares are restricted securities under the U.S. Securities Act, such securities may only be resold (a) to Apollo, (b) pursuant to Regulation S, (c) pursuant to another exemption from registration under the U.S. Securities Act or (d) pursuant to a registration statement declared effective under the U.S. Securities Act.

10.0 MISCELLANEOUS

10.1 Subject to Section 6, the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription for and offer to purchase the Special Warrants is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

10.2 The Subscriber consents to the filing of such documents and any other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the Private Placement.

10.3 This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

10.4 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to

the Special Warrants and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by Apollo, or by anyone else.

10.5 The parties may amend this Agreement only in writing.

10.6 This Agreement enures to the benefit of and is binding upon the parties and, as the case may be, their respective heirs, executors, administrators and, successors.

10.7 A party will give all notices or other written communications to the other party concerning this Agreement by hand or by registered mail addressed to such other party's respective address which is noted on the cover page of this Agreement.

10.8 The parties hereto each covenant and agree to execute and deliver such further agreements, documents and writings and provide such further assurances as may be required by the parties to give effect to this Agreement and without limiting the generality of the foregoing to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters as may be required from time to time by all regulatory or governmental bodies or stock exchanges having jurisdiction over Apollo's affairs or as may be required from time to time under the Applicable Securities Laws, including without limitation to the Toronto Stock Exchange and the American Stock Exchange in connection with satisfaction by Apollo of the Qualification Events.

10.9 This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and Apollo will be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement, and acceptance by Apollo of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and Apollo as if Apollo had accepted the Agreement originally executed by the Subscriber.

10.10 Each of the parties hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Special Warrants and this Agreement be drawn in the English language only. Les parties reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière aux bons de sousciciption spéciaux et soient rédigés en anglais seulement.

APPENDIX I

ONTARIO ACCREDITED INVESTOR CERTIFICATE

The Subscriber or the disclosed principal, as the case may be, hereby represents, warrants and certifies (by completing and signing this certificate below) on its own behalf or, if applicable on behalf of those for whom the Subscriber is contracting hereunder, to Apollo and the Agents and their respective counsel (which representations, warranties and certifications shall survive the Closing) and acknowledges that Apollo, the Agents and their respective counsel are relying thereon that the Subscriber, or, if applicable, its disclosed principal, is a resident of or otherwise subject to the securities legislation of Ontario, the Subscriber or such disclosed principal is an "accredited investor", as such term is defined in OSC Rule 45-501 and, as at the time the subscription is accepted by Apollo, the Subscriber or the disclosed principal, as the case may be, will fall within one or more of the following categories (Please check and initial one or more, as applicable):

☐ (a) a bank listed in Schedule I or II of the *Bank Act* (Canada), or an authorized foreign bank listed in Schedule III of the *Bank Act* (Canada);

☐ (b) the Business Development Bank incorporated under the *Business Development Bank Act* (Canada);

☐ (c) a loan corporation or trust corporation registered under the *Loan and Trust Corporations Act* (Ontario) or under the *Trust and Loan Companies Act* (Canada), or under comparable legislation in any other **jurisdiction**;

☐ (d) a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the *Cooperative Credit Associations Act* (Canada), in each case, located in Canada;

☐ (e) a company licensed to do business as an insurance company in any **jurisdiction**;

☐ (f) a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the person or company owns all of the voting shares of the subsidiary entity;

☐ (g) a person or company registered under the *Securities Act* (Ontario) or securities legislation in another jurisdiction as an adviser or dealer, other than a limited market dealer;

☐ (h) the government of Canada or of any **jurisdiction**, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

☐ (i) a Canadian municipality or any Canadian provincial or territorial capital city;

☐ (j) a national, federal, state, provincial, territorial or municipal government of or in any **foreign jurisdiction**, or any instrumentality or agency thereof;

☐ (k) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

☐ (l) a registered charity under the *Income Tax Act* (Canada);

☐ (m) an **individual** who beneficially owns, or who together with a **spouse** beneficially own, **financial assets** having an aggregate realizable value that, before taxes but net of any **related liabilities**, exceeds C$1,000,000;

☐ (n) an **individual** whose net income before taxes exceeded C$200,000 in each of the two most recent years or whose net income before taxes combined with that of a **spouse** exceeded C$300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

☐ (o) an **individual** who has been granted registration under the *Securities Act* (Ontario) or securities legislation in another **jurisdiction** as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

☐ (p) a **promoter** of Apollo or an affiliated **entity** of a **promoter** of Apollo;

☐ (q) a spouse, parent, brother, sister, grandparent or child of an **officer**, **director** or **promoter** of Apollo;

☐ (r) a **person** or **company** that, in relation to Apollo, is an affiliated **entity** or a person or company referred to clause (c) of the definition of distribution in subsection 1(1) of the *Securities Act* (Ontario) (**control person**);

☐ (s) a **company**, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a **mutual fund** or **non-redeemable investment fund**, that had net assets of at least C$5,000,000 as reflected in its most recently prepared financial statements;

☐ (t) a **person** or **company** that is recognized by the Ontario Securities Commission as an accredited investor; (Note: A discretionary order is required from the Ontario Securities Commission)

☐ (u) a **mutual fund** or **non-redeemable investment fund** that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

☐ (v) a **mutual fund** or **non-redeemable investment fund** that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director (as defined in the Securities Act (Ontario)) or, if it has ceased distribution of its securities, has previously distributed securities in this manner;

☐ (w) a **fully managed account** if it is acquiring a security that is not a security of a **mutual fund** or **non-redeemable investment fund**;

☐ (x) an account that is fully managed by a trust corporation registered under the *Loan and Trust Corporations Act* (Ontario) or under the *Trust and Loan Companies Act* (Canada), or under comparable legislation in any other jurisdiction;

☐ (y) an entity organized outside of Canada that is analogous to any of the entities referred to in paragraph (a) through (g) and paragraph (k) in form and function; or

☐ (z) a **person** or **company** in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ______ day of ____________, 2004.

If a Corporation, Partnership or Other Entity:

____
Name of Entity

____
Type of Entity

____
Signature of Person Signing

____
Print or Type Name and Title of Person Signing

If an Individual:

____
Signature

____
Print or Type Name

As used in this Appendix A, the following terms have the following meanings:

"company" means any corporation, incorporated association, incorporated syndicate or other incorporated organization.

"control person" means any person, company or combination of persons or companies holding a sufficient number of any securities of an issuer to affect materially the control of that issuer, but any holding of any person, company or combination of persons or companies holding more than 20 per cent of the outstanding voting securities of an issuer, in the absence of evidence to the contrary, shall be deemed to affect materially the control of that issuer.

"director" where used in relation to a person, includes a person acting in a capacity similar to that of a director of a company.

"entity" means a company, syndicate, partnership, trust or unincorporated organization.

"financial assets" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the *Securities Act* (Ontario).

"foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada.

"fully managed account" means an investment portfolio account of a client established in writing with a **portfolio adviser** who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction.

"individual" means a natural person, but does not include a partnership, unincorporated association, unincorporated organization, trust or a natural person in his or her capacity as trustee, executor, administrator or other legal personal representative.

"jurisdiction" means a province or territory of Canada except when used in the term foreign jurisdiction.

"mutual fund" includes (i) an issuer, (x) whose primary purpose is to invest money provided by its securityholders, and (y) whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer, or (ii) an issuer or a class of issuers that is designated as a mutual fund by an order of the Ontario Securities Commission in the case of a single issuer or otherwise in a regulation which is made for the purposes of the definition of "mutual fund" under the *Securities Act* (Ontario), but does not include an issuer or a class of issuer that is designated not to be a mutual fund by an order of the Ontario Securities Commission in the case of a single issuer or otherwise in a regulation which is made for the purposes of the definition of "mutual fund" under the *Securities Act* (Ontario).

"non-redeemable investment fund" means an issuer

(a) where contributions of security holders are pooled for investment;

(b) where security holders do not have day-to-day control over the management and investment decisions of the issuer, whether or not they have the right to be consulted or to give directions; and

(c) whose securities do not entitle the security holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of the issuer.

"offering memorandum" means a document, together with any amendments to that document, purporting to describe the business and affairs of an issuer that has been prepared primarily for delivery to and review by a prospective purchaser so as to assist the prospective purchaser to make an investment decision in respect of securities being sold in a distribution to which section 53 of the *Securities Act* (Ontario) would apply but for the availability of one or more

exemptions contained in Ontario securities laws, but does not include a document setting out current information about an issuer for the benefit of a prospective purchaser familiar with the issuer through prior investment or business contacts.

"officer" means the chair, any vice-chair of the board of directors, the president, any vice president, the secretary, the assistant secretary, the treasurer, the assistant treasurer, and the general manager of a company, and any other person designated an officer of a company by by-law or similar authority, or any individual acting in a similar capacity on behalf of an issuer.

"person" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative.

"portfolio adviser" means (a) a portfolio manager, or (b) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the Regulation made under the *Securities Act* (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that subsection.

"portfolio manager" means an adviser registered for the purpose of managing the investment portfolio of clients through discretionary authority granted by the clients.

"promoter" means (a) a person or company who, acting alone or in conjunction with one or more other persons, companies or a combination thereof, directly or indirectly, has taken the initiative in founding, organizing or substantially reorganizing the business of an issuer, or (b) a person or company who, in connection with the founding, organizing or substantial reorganizing of the business of an issuer, directly or indirectly, received in consideration of services or property, or both services and property, 10 per cent or more of any class of securities of the issuer or 10 per cent or more of the proceeds from the sale of any class of securities of a particular issue, but a person or company who receives such securities or proceeds either solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this definition if such person or company does not otherwise take part in founding, organizing, or substantially reorganizing the business.

"related liabilities" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets.

"spouse", in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage.

Interpretation

In this Appendix A, a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

In this Appendix A, a person or company is considered to be controlled by a person or company if

(a) in the case of a person or company,

(i) voting securities of the first mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

(ii) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

(b) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

(c) in the case of a limited partnership, the general partner is the second-mentioned person or company.

In this Appendix A, a person or company is considered to be a subsidiary entity of another person or company if

(a) it is controlled by,

  (i) that other, or

  (ii) that other and one or more persons or companies each of which is controlled by that other, or

  (iii) two or more persons or companies, each of which is controlled by that other; or

(b) it is a subsidiary entity of a person or company that is the other's subsidiary entity.

APPENDIX II

BRITISH COLUMBIA, ALBERTA, SASKATCHEWAN, MANITOBA, NEW BRUNSWICK, NOVA SCOTIA, PRINCE EDWARD ISLAND AND NEWFOUNDLAND AND LABRADOR ACCREDITED INVESTOR CERTIFICATE

The Subscriber or the disclosed principal, as the case may be, hereby represents, warrants and certifies (by completing and signing this certificate below) on its own behalf or, if applicable on behalf of those for whom the Subscriber is contracting hereunder, to Apollo and the Agents and their respective counsel (which representations, warranties and certifications shall survive the Closing) and acknowledges that Apollo, the Agents and their respective counsel are relying thereon that the Subscriber, or, if applicable, its disclosed principal, is a resident of or otherwise subject to the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, New Brunswick, Nova Scotia, Prince Edward Island or Newfoundland and Labrador, the Subscriber or such disclosed principal is an "accredited investor", as such term is defined in Multilateral Instrument 45-103 and, as at the time the subscription is accepted by Apollo, the Subscriber or the disclosed principal, as the case may be, will fall within one or more of the following categories (<u>Please check and initial one or more, as applicable</u>):

☐ (a) a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the *Bank Act* (Canada),

☐ (b) the Business Development Bank of Canada incorporated under the *Business Development Bank of Canada Act* (Canada),

☐ (c) an association under the *Cooperative Credit Associations Act* (Canada) located in Canada, or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act,

☐ (d) a subsidiary of any person or corporation referred to in paragraphs (a) to (c), if the person or corporation owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

☐ (e) a person or corporation registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the *Securities Act* (Ontario) or the *Securities Act* (Newfoundland and Labrador),

☐ (f) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or corporation referred to in paragraph (e),

☐ (g) the government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada,

☐ (h) a municipality, public board or commission in Canada,

☐ (i) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

☐ (j) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

☐ (k) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

☐ (l) an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year,

☐ (m) person or company, other than a mutual fund or non-redeemable investment fund, that, either alone or with a spouse has net assets of at least $5,000,000, and unless the person or company is an individual, that amount is shown on its most recently prepared financial statements,

☐ (n) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors,

☐ (o) a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts,

☐ (p) a trust company or trust corporation registered or authorized to carry on business under the *Trust and Loan Companies Act* (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account,

☐ (q) a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser,

☐ (r) a registered charity under the *Income Tax Act* (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or other adviser registered to provide advice on the securities being traded,

☐ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function, or

☐ (t) a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ______ day of ____________, 2004.

If a Corporation, Partnership or Other Entity:	If an Individual:
______________________ Name of Entity	______________________ Signature
______________________ Type of Entity	______________________ Print or Type Name
______________________ Signature of Person Signing	
______________________ Print or Type Name and Title of Person Signing	

For the purposes hereof, the following definitions are included for convenience:

"director" means

(a) for the purposes of British Columbia law, a director of a corporation or an individual occupying or performing, with respect to a corporation or any other person, a similar position or similar functions;

(b) for the purposes of Alberta law, when used in relation to a person, includes a person acting in a capacity similar to that of a director of a company;

"eligibility adviser" means

(a) an investment dealer or equivalent category of registration, registered under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed; and

(b) in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or management accountants in a jurisdiction of Canada provided that the lawyer or public accountant:

(i) does not have a professional, business or personal relationship with the issuer, or any of its directors, senior officers, founders or control persons; and

(ii) has not acted for or been retained personally or otherwise as an employee, senior officer, director, associate or partner of a person or company that has acted for or been retained by the issuer or any of its directors, senior officers, founders or control persons within the previous year;

"financial assets" means cash and securities;

"fully managed account" means an account for which a person or company makes the investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

"mutual fund" includes an issuer of securities that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

"non-redeemable investment fund" means an issuer

(a) where contributions of security holders are pooled for investment;

(b) where security holders do not have day-to-day control over the management and investment decisions of the issuer, whether or not they have the right to be consulted or to give directions; and

(c) whose securities do not entitle the security holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of the issuer.

"related liabilities" means

(a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b) liabilities that are secured by financial assets;

"securities legislation" means securities legislation as such term is defined in National Instrument 14-101 – Definitions.

APPENDIX III

QUEBEC PURCHASER CERTIFICATE

The Subscriber or the disclosed principal, as the case may be, hereby represents, warrants and certifies (by completing and signing this certificate below) on its own behalf or, if applicable on behalf of those for whom the Subscriber is contracting hereunder, to Apollo and the Agents and their respective counsel (which representations, warranties and certifications shall survive the Closing) and acknowledges that Apollo, the Agents and their respective counsel are relying thereon that the Subscriber, or, if applicable, its disclosed principal, is a resident of or otherwise subject to the securities legislation of Quebec and, as at the time of Closing, the Subscriber or its disclosed principal, as the case may be, falls within one of the following categories (Please check and initial one or more, as applicable):

☐ (a) the Government of Québec or its departments or agencies that are mandataries of the State, the Government of Canada or the government of a Canadian province, or any of their departments or agencies;

☐ (b) a company all of the voting securities of which belong to the Gouvernement du Québec or its departments or agencies that are mandataries of the State to, the Government of Canada or the government of a Canadian province, or to one of their departments or agencies;

☐ (c) a bank or an authorized foreign bank listed in Schedule I, II or III to the *Bank Act* (Canada);

☐ (d) a savings company holding a licence under the *Act respecting trust companies and savings companies* (Québec) and a loan and investment society registered in accordance with the *Loan and Investment Societies Act* (Québec);

☐ (e) a financial services cooperative within the meaning of the *Act respecting financial services cooperatives* (Québec);

☐ (f) the Caisse centrale Desjardins du Québec established under the *Act respecting the Mouvement des caisses Desjardins* (Québec);

☐ (g) a trust company licensed under the *Act respecting trust companies and savings companies* (Québec);

☐ (h) an insurance company licensed under the *Act respecting insurance* (Québec);

☐ (i) a municipal corporation, an urban community, a school board, the Conseil scolaire de l'île de Montréal, an intermunicipal management board or a public agency or body established pursuant to an Act of the Government of Canada or of the government of a Canadian province;

☐ (j) a dealer or an adviser registered in conformity with section 148 of the *Securities Act* (Québec);

☐ (k) a pension fund with assets of over $100,000,000 and governed by the *Supplemental Pension Plans Act* (Québec) or the *Pension Benefits Standards Act*, 1985 (Canada);

☐ (l) a subsidiary of a person mentioned in paragraphs (c), (g) or (h), to the extent that such person holds all the voting securities;

☐ (m) a person designated as a sophisticated purchaser under the *Securities Act* (Québec) in an order of the Autorité des marchés financiers on such conditions as it may determine;

☐ (n) a person referred to in (g), (h) or (j) above purchasing or subscribing for securities for the portfolio of a third party managed solely by such person; or

☐ (o) any other purchaser, including an individual, where the aggregate acquisition cost of the Special Warrants to such purchaser is at least $150,000, provided that each such purchaser is acting for its/his/her own account. This exemption is not available in the case of securities distributed to a company established solely to acquire securities under the present exemption.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ______ day of ____________, 2004.

If a Corporation, Partnership or Other Entity:	If an Individual:
______________________________	______________________________
Name of Entity	Signature
______________________________	______________________________
Type of Entity	Print or Type Name
______________________________	
Signature of Person Signing	
______________________________	
Print or Type Name and Title of Person Signing	

APPENDIX IV

UNITED STATES ACCREDITED INVESTOR CERTIFICATE

(for Subscribers Resident in the United States)

(TO BE COMPLETED BY U.S. PURCHASERS ONLY)

To: Apollo Gold Corporation

Dear Sirs:

This letter is given to you in connection with the attached Subscription Agreement (the "**Subscription Agreement**") for Special Warrants of Apollo Gold Corporation (the "**Company**"). All terms defined in the Subscription Agreement and not otherwise defined herein are used herein as defined in the Subscription Agreement. In connection with its purchase of Special Warrants of the Company, the undersigned represents, warrants and certifies to you that:

(a) the undersigned is duly authorized and empowered to enter into, execute and deliver and perform this Subscription Agreement and related documents, and the person executing and delivering this Subscription Agreement and the Appendices thereto on behalf of the undersigned is duly authorized and empowered to do so. This Subscription Agreement and related documents have been duly and validly executed, issued, and delivered and constitutes the legal, valid and binding obligations of the undersigned, enforceable in accordance with their terms.

(b) it (he or she, as applicable) is an "accredited investor" as that term is defined under Rule 501(a) under the Securities Act of 1933 ("**U.S. Securities Act**") for one or more of the following reasons (Please check one or more reasons, as applicable):

_____ (A) If an individual, his/her individual net worth, or joint net worth with his/her spouse, at the time of this purchase exceeds US$1,000,000

_____ (B) If an individual, he/she had an individual income in excess of US$200,000 in each of the two most recent years or joint income with his/her spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

_____ (C) If an individual, he/she is an executive officer or director of the Company

_____ (D) It is an organization described in section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000

_____ (E) It is a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who, either alone or with his purchaser representative(s), has such knowledge, sophistication and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment (Please describe basis):

____

____

____

_____ (F) It is a bank as defined in section 3(a)(2) of the U.S. Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the U.S. Securities Exchange Act of 1934 ("Exchange Act"); an insurance company as defined in

section 2(13) of the U.S. Securities Act; an investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors

_____ (G) It is a private business development company as defined in section 202(a)(22) of the U.S. Investment Advisers Act of 1940

_____ (H) It is an entity in which all of the equity owners are accredited investors

(c) It is purchasing the Special Warrants for its own account and not with a view to any resale, distribution or other disposition of the Special Warrants, the Unit Shares, the Unit Warrants or the Unit Warrant Shares in any transaction that would be in violation of the securities laws of the United States or any state thereof;

(d) The undersigned was not formed for the specific purpose of acquiring any of the Special Warrants.

(e) The purchase of the Special Warrants has not been made through or as a result of, and the distribution of the Special Warrants is not being accompanied by, any general advertising or solicitation (as defined in Regulation D) in the United States, including, without limitation, any advertisement in printed public media, radio, television or telecommunications including electronic display such as the Internet, any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the issuance. Prior to its consideration of the transactions contemplated hereby, the undersigned had a pre-existing personal or business relationship with either the Company or with a broker or agent (or a principal thereof) acting on behalf of the Company.

(f) No prospectus or "offering memorandum" has been delivered to the undersigned in connection with the purchase of the Special Warrants.

(g) In purchasing the Special Warrants, the undersigned has relied solely upon publicly available information relating to the Company and not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Company or any other person associated therewith. The undersigned, other than directors or officers of the Company, acknowledges that the decision to purchase the Special Warrants was made solely on the basis of publicly available information, and it is not purchasing the Special Warrants with knowledge of material information concerning the Company which has not been generally disclosed. The undersigned acknowledges that the Company has made available to the undersigned the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which the undersigned considers relevant or appropriate in connection with entering into this Agreement.

(h) The undersigned agrees that if it decides to offer, sell or otherwise transfer any of the Special Warrants, the Unit Shares, the Unit Warrants or the Unit Warrant Shares, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(i) the sale is to the Company;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act (**"Regulation S"**) (or such successor rule or regulation then in effect), if available, and in compliance with applicable state securities laws;

(iii) the sale is made pursuant to an exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws;

(iv) the sale is a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and it has prior to such sale furnished to the Company an opinion of counsel to that effect reasonably satisfactory to the Company; or

(v) the sale is made pursuant to a registration statement that has been declared effective under the U.S. Securities Act with respect to the securities being sold.

(i) The Purchaser understands and acknowledges that upon the issuance thereof, the certificates representing the Special Warrants, the Unit Shares, the Unit Warrants and the Unit Warrant Shares, shall be restricted securities under United States and state securities laws, and until such securities cease to be restricted securities or sold in a transaction that allows for the removal of such legend from the certificate representing such securities in the hands of the transferee, such as pursuant to a resale pursuant to an effective registration statement or sale pursuant to Rule 144, such certificates shall bear, in addition to any legend(s) required by Canadian securities laws and policies, a legend:

> "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (B) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT); OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON SHARES ISSUABLE UPON EXERCISE OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON SHARES ISSUABLE UPON EXERCISE OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT."

and that, in addition to the foregoing legend, the certificates representing the Unit Shares and Unit Warrant Shares, if issued prior to such time as the restrictive period is no longer required under applicable requirements of the U.S.

Securities Act or applicable state securities laws, shall bear, in addition to any legend(s) required by Canadian securities laws and policies, the following legend:

> "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

(j) Each of its covenants, agreements, representations, and warranties contained in the Subscription Agreement is true and correct and is incorporated herein.

(k) It is fully aware of the Company's current and proposed business and prospects, has reviewed the Company's public filings, and the undersigned has had a sufficient opportunity to ask questions of the Company's executive officers and review all material concerning the Company that it deems necessary in order to make an informed investment decision to acquire the securities.

(l) It acknowledges that the Special Warrants, the Unit Shares, the Unit Warrants and the Unit Warrant Shares have not been registered under the U.S. Securities Act or applicable state securities laws on the ground that the sale of the securities to the undersigned is exempt from registration thereunder. The undersigned further acknowledges that the Company's reliance on such exemptions is, in part, based upon the representations, warranties, confirmations and statements of the undersigned in this Appendix IV and the Subscription Agreement and that the residence and principal office of the undersigned is at the location listed on the signature page to the Subscription Agreement. The undersigned hereby agrees to indemnify the Company, the Agents, the U.S. Affiliate, their directors, officers and agents from and against all losses, claims, costs, expenses, damages and liabilities which they may incur or suffer caused by prior reliance thereon.

(o) It (i) is able to bear the economic risk of its investment in the Special Warrants, the Unit Shares, the Unit Warrants and the Unit Warrant Shares, (ii) is able to hold the Special Warrants, the Unit Shares, the Unit Warrants and the Unit Warrant Shares for an indefinite period of time, (iii) can afford a complete loss of its investment in the Special Warrants, the Unit Shares, the Unit Warrants and the Unit Warrant Shares, and (iv) has adequate means of providing for its current needs.

(p) All of the information, representations, warranties, covenants, confirmations, and statements provided by or on behalf of the undersigned in the Subscription Agreement and in this Appendix shall survive the closing of the offering of the Special Warrants.

Dated as of the __________ day of __________, 2004.

____

Name of Purchaser

____

Name:

Title:

SCHEDULE A

Intentionally Omitted

SCHEDULE B

Intentionally Omitted

SCHEDULE C

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 4, 2004 by and among Apollo Gold Corporation, a Yukon Territory corporation (the "Company") as evidenced by the signatures of the Company and the Subscribers pursuant to the Subscription Agreements for Special Warrants (the "Subscription Agreements"), dated November 4, 2004. In order to induce the Subscribers under the Subscription Agreements to enter into the Subscription Agreements, the Company has agreed to provide the registration rights set forth in this Agreement.

The Company agrees with the Subscribers, (i) for their benefit as Subscribers and (ii) for the benefit of the beneficial owners (including the Subscribers) from time to time of the Special Warrants (as defined herein), and the beneficial owners from time to time of the Registrable Securities and Unit Warrants (as defined herein) issuable upon conversion of the Special Warrants (each of the foregoing a "Holder" and together the "Holders"), as follows:

SECTION 1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Subscription Agreements. In addition to the terms that are defined elsewhere in this Agreement, the following terms shall have the following meanings:

"Additional Amount" means one tenth (0.1) of one Common Share and six-hundreths of one (0.06) Unit Warrant, or securities into or for which such securities have been converted or exchanged, and any security issued with respect thereto upon any stock dividend, split, merger or similar event, for each Special Warrant, owned by the Holder.

"Affiliate", with respect to any specified person, has the meaning specified in Rule 144.

"Common Shares" means the Company's common shares, no par value.

"Company" has the meaning specified in the first paragraph of this Agreement.

"Deferral Notice" has the meaning specified in Section 3(d) hereof.

"Deferral Period" has the meaning specified in Section 3(d) hereof.

"Effectiveness Deadline Date" has the meaning specified in Section 2(a) hereof.

"Effectiveness Period" means the period commencing on the Issue Date and ending on the date that all Registrable Securities have ceased to be Registrable Securities.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Filing Deadline Date" has the meaning specified in Section 2(a) hereof.

"Holder" has the meaning specified in the second paragraph of this Agreement.

"Initial Resale Registration Statement" has the meaning specified in Section 2(a) hereof.

"Issue Date" means November 4, 2004.

"Material Event" has the meaning specified in Section 3(d) hereof.

"Notice and Questionnaire" means a written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex A to this Agreement.

"Notice Holder" means on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

"Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

"Registrable Securities" means the Warrant Conversion Shares and Common Shares issued upon exercise of the Special Warrants or issued as a portion of any Additional Amount and any security issued with respect thereto upon any stock dividend, split, merger or similar event until, in the case of any such security, the earlier of (i) the sale pursuant to Rule 144 under the Securities Act or a registration statement of all the Registrable Securities or (ii) the expiration of the holding period applicable thereto under Rule 144(k) were it not held by an Affiliate of the Company; provided that so long as Unit Warrants are outstanding Registrable Securities shall be deemed to be outstanding.

"Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

"Resale Registration Statement" has the meaning specified in Section 2(a) hereof.

"Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

"SEC" means the United States Securities and Exchange Commission and any successor agency.

"Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

"Special Warrants" means the special warrants convertible into the Units issued by the Company pursuant to the Subscription Agreements.

"Subscribers" means the subscribers to the Subscription Agreements.

"Subsequent Resale Registration Statement" has the meaning specified in Section 2(b) hereof.

"Units" means the units consisting of one Common Share and a warrant initially exercisable for Common Share issued by the Company on conversion of the Special Warrants.

"Unit Warrants" means the warrants exercisable for Common Shares issued by the Company upon conversion of the Units.

"Warrant Conversion Shares" means the Common Shares issuable upon exercise of the Unit Warrants.

SECTION 2. Resale Registration.

(a) The Company shall prepare and file or cause to be prepared and filed with the SEC no later than a date which is thirty (30) days after the Issue Date (the "Filing Deadline Date") a Registration Statement (the "Initial Resale Registration Statement") registering the resale from time to time by Holders of all of the Registrable Securities (a "Resale Registration Statement"). The Initial Resale Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution set forth in the Initial Resale Registration Statement. The Company shall use its commercially reasonable efforts to cause the Initial Resale Registration Statement to be declared effective under the Securities Act no later than the date (the "Effectiveness Deadline Date") that is ninety (90) days (or, in the case of a full review by the SEC, one hundred and twenty (120) days) after the Issue Date, and to keep, subject to Section 3(d)(A) hereof, the Initial Resale Registration Statement (or any Subsequent Resale Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. Each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to the time that the Initial Resale Registration Statement became effective shall be named as a selling security holder in the Initial Resale Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law (other than laws not generally applicable to all such Holders). Notwithstanding the foregoing, no Holder shall be entitled to have the Registrable Securities held by it covered by such Resale Registration Statement unless such Holder has provided a

Notice and Questionnaire in accordance with and in compliance with Section 4. The Company may permit any of its security holders to include any of the Company's securities in the Initial Resale Registration Statement or any Subsequent Resale Registration Statement.

(b) If the Initial Resale Registration Statement or any Subsequent Resale Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Resale Registration Statement in a manner reasonably expected by the Company to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Resale Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a "Subsequent Resale Registration Statement"). If a Subsequent Resale Registration Statement is filed, the Company shall use commercially reasonable efforts to cause the Subsequent Resale Registration Statement to become effective as promptly as is reasonably practicable after such filing or, if filed during a Deferral Period, after the expiration of such Deferral Period, and to keep such Registration Statement (or Subsequent Resale Registration Statement), subject to Section 3(d)(A) hereof, continuously effective until the end of the Effectiveness Period.

(c) The Company shall supplement and amend the Initial or any Subsequent Resale Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Resale Registration Statement, if required by the Securities Act.

(d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Resale Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(d), Section 3(d) and Section 4. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to the Initial or any Subsequent Resale Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) business days prior to any intended distribution of Registrable Securities under the Resale Registration Statement. From and after the date the Initial Resale Registration Statement is declared effective, the Company shall, as promptly as is reasonably practicable after the date a fully completed and legible Notice and Questionnaire is received by the Company, (i) if required by applicable law, file with the SEC a post-effective amendment to the Resale Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other document required by the SEC so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Resale Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law (other than laws not generally applicable to all Holders of Registrable Securities wishing to sell Registrable Securities pursuant to the Resale Registration Statement and related Prospectus) and using the manner of sale specified in the Notice and Questionnaire, and, if the Company shall file a post-effective amendment to the Resale Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared

effective under the Securities Act as promptly as is reasonably practicable; (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and (iii) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i); provided, that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 3(d), provided, further, that if under applicable law the Company has more than one option as to the type or manner of making any such filing, the Company will make the required filing or filings in the manner or of a type that is reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling security holder in any Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(d) of this Agreement (whether or not such Holder was a Notice Holder at the time the Registration Statement was initially declared effective) shall be named as a selling security holder in the Registration Statement or related Prospectus subject to and in accordance with the requirements of this Section 2(d).

(e) If the Initial Resale Registration Statement has not been (i) filed with the SEC on or prior to the Filing Deadline Date or (ii) declared effective under the Securities Act on or prior to the Effectiveness Deadline Date, the Company agrees to issue the Additional Amount to the original purchasers of the Special Warrants. Notwithstanding the foregoing, no Additional Amounts shall be paid to any Holder, if the Holder has received or is entitled to receive, pursuant to the Subscription Agreements, additional Registrable Securities (or securities convertible into Registrable Securities) as a result of the Company's failure to satisfy the Qualification Events (as defined in the Subscription Agreements) prior to the Qualification Date (as defined in the Subscription Agreements).

SECTION 3. Registration Procedures. In connection with the registration obligations of the Company under Section 2 hereof, the Company shall:

(a) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use commercially reasonable efforts to comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented.

(b) The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration

Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request.

(c) Use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in either case at the earliest possible moment or, if any such order or suspension is made effective during any Deferral Period, at the earliest possible moment after the expiration of such Deferral Period.

(d) Upon (A) the issuance by the SEC of a stop order suspending the effectiveness of the Resale Registration Statement or the initiation of proceedings with respect to the Resale Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (including, in any such case, as a result of the non-availability of financial statements), or (C) the occurrence or existence of any development, event, fact, situation or circumstance relating to the Company that, in the discretion of the Company, makes it appropriate to suspend the availability of the Resale Registration Statement and the related Prospectus, (i) in the case of clause (B) above, subject to the next sentence, as promptly as practicable prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use commercially reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice (via facsimile, telephone or electronic mail followed by a written notice by first-class mail) to the Notice Holders that the availability of the Resale Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Registration Statement until such Notice Holder's receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole reasonable judgment of the Company, public disclosure of such Material Event would not be prejudicial to or

contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (C) above, as soon as, in the reasonable discretion of the Company, such suspension is no longer appropriate. The period during which the availability of the Registration Statement and any Prospectus is suspended (the "Deferral Period") is not to exceed (i) 20 consecutive days at any one time; (ii) 30 days in the aggregate in any three-month period; or (iii) 60 days in the aggregate during any 12-month period, or as otherwise required by applicable regulatory authority; provided that, the number of days the Company is required to keep the Registration Statement effective shall be extended by the number of days equal to the aggregate Deferral Period(s). The first day of any Deferral Period must be at least two (2) trading days after the last day of any prior Deferral Period.

(e) During the Effectiveness Period (except during such periods that a Deferral Notice is outstanding and has not been revoked), deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to a Registration Statement, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities and any amendment or supplement thereto as such Notice Holder may reasonably request; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein.

(f) Subject to Section 3(d), prior to any public offering of the Registrable Securities pursuant to the Resale Registration Statement, use commercially reasonable efforts to register or qualify or cooperate with the Notice Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Notice Holder reasonably requests in writing (which request may be included in the Notice and Questionnaire), it being agreed that no such registration or qualification will be made unless so requested; prior to any public offering of the Registrable Securities pursuant to the Resale Registration Statement, use commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period in connection with such Notice Holder's offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the relevant Registration Statement and the related Prospectus; provided, that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not otherwise qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

(g) Upon (i) the filing of the Initial Resale Registration Statement and (ii) the effectiveness of the Initial Resale Registration Statement, announce the same, in each case by press release or any other means of dissemination reasonably expected to make such information known publicly.

(h) The Company will use its commercially reasonable best efforts to file as soon as practicable following the Issue Date to file an application for listing of the Registrable Securities to obtain the listing of the Registrable Securities on the American Stock Exchange.

SECTION 4. Holder's Obligations. Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to this Section 4 (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to the Initial or any Subsequent Resale Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) business days prior to the filing of the Initial Resale Registration Statement or Subsequent Resale Registration Statement. Each Notice Holder agrees promptly to furnish to the Company in writing all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading, any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Registration Statement under applicable law or pursuant to SEC comments and any information otherwise required by the Company to comply with applicable law or regulations. Each Holder further agrees, following termination of the Effectiveness Period, to notify the Company, within ten (10) Business Days of a request, of the amount of Registrable Securities sold pursuant to the Registration Statement and, in the absence of a response, the Company may assume that all of the Holder's Registrable Securities were so sold.

SECTION 5. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance by the Company of its obligations under Sections 2 and 3 of this Agreement whether or not any of the Registration Statements are declared effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (x) with respect to filings required to be made with the American Stock Exchange and (y) of compliance with federal and state securities or Blue Sky laws to the extent such filings or compliance are required pursuant to this Agreement (including, without limitation, reasonable fees and disbursements of the counsel specified in the next sentence in connection with Blue Sky qualifications of the Registrable Securities under the laws of such jurisdictions as the Notice Holders of a majority of the Registrable Securities being sold pursuant to a Registration Statement may designate)), (ii) printing expenses, (iii) duplication expenses relating to copies of any Registration Statement or Prospectus delivered to any Holders hereunder, and (iv) fees and disbursements of counsel for the Company in connection with the Resale Registration Statement. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of officers and employees performing legal or accounting duties), and its expenses for any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange on which the same securities of the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

SECTION 6. Information Requirements. The Company covenants that, if at any time before the end of the Effectiveness Period the Company is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of Rule 144 and Rule 144A under the Securities Act and customarily taken in connection with sales pursuant to such exemptions. Upon the written request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements, unless such a statement has been included in the Company's most recent annual or quarterly report required to be filed and filed pursuant to Section 13 or Section 15(d) of the Exchange Act.

SECTION 7. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities covered by the Resale Registration Statement, the directors, officers, employees, Affiliates and agents of each such Holder and each person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement or in any amendment thereof, in each case at the time such became effective under the Securities Act, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the party claiming indemnification specifically for inclusion therein. This indemnity agreement shall be in addition to any liability that the Company may otherwise have.

(b) Each Holder of securities covered by the Resale Registration Statement severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Resale Registration Statement and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each such Holder,

but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement shall be acknowledged by each Notice Holder that is not a Subscriber in such Notice Holder's Notice and Questionnaire and shall be in addition to any liability that any such Notice Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless such failure results in the forfeiture by the indemnifying party of substantial rights and defenses or otherwise materially prejudices the indemnifying party; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) If the indemnification to which an indemnified party is entitled under this Section 7 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses

incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and the Holders of the Registrable Securities or the Subscribers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the holder of the Registrable Securities or the Subscribers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 7(d) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, neither the Holder of any Registrable Securities nor the Subscribers shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder of Registrable Securities or by the Subscribers, as the case may be, and distributed to the public were offered to the public exceeds the amount of any damages that such Holder of Registrable Securities or the Subscribers has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7(d), each person, if any, who controls the Subscribers or any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Subscribers or such Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

(e) The provisions of this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of

the indemnified persons referred to in this Section 7, and shall survive the sale by a Holder of Registrable Securities covered by the Resale Registration Statement.

SECTION 8. Miscellaneous

(a) No Conflicting Agreements. The Company is not, as of the date hereof, a party to, nor shall they, on or after the date of this Agreement, enter into, any agreement with respect to the Company's securities that conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a majority of the then outstanding Registrable Securities constituting Common Shares (with Holders of Special Warrants, Units or Unit Warrants deemed to be the Holders, for purposes of this Section, of the number of outstanding Common Shares of Registrable Securities into which such Special Warrants, Units or Unit Warrants are or would be convertible or exchangeable as of the date on which such consent is requested). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one (1) Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

if to a Notice Holder, at the most current address given by such Holder to the Company in a Notice and Questionnaire or any amendment thereto;

if to the Company, to:

Apollo Gold, Inc.
4601 DTC Boulevard
Suite 750
Denver, Colorado 80237 U.S.A.
Facsimile: (720) 482-0957
Attention: Chief Financial Officer

with a copy to:

Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
Attention: Deborah J. Friedman, Esq.
Facsimile No. (303) 893-1379

or to such other address as such person may have furnished to the other persons identified in this Section 8(c) in writing in accordance herewith.

(d) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than the Subscribers or subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be such Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and, without requiring any express assignment, shall inure to the benefit of and be binding upon each Holder of any Registrable Securities and Unit Warrants; provided, that nothing herein shall be deemed to permit any assignment, transfer of other disposition of Registrable Securities or Unit Warrants in violation of the terms of the Subscription Agreements. If any transferee of any Holder shall acquire Registrable Securities or Unit Warrants in any manner, whether by operation of law or otherwise, such Registrable Securities or Unit Warrants shall be subject to all of the terms of this Agreement and by taking and holding such Registrable Securities and Unit Warrants, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

(i) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(j) Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. Except as provided in the Subscription Agreements, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties hereto with respect to such registration rights.

(k) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the expiration of the Effectiveness Period.

ANNEX A
ANNEX A

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE.

The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Resale Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company's directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against certain losses arising in connection with statements concerning the undersigned made in the Company's Resale Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

If the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 below after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

[*CONTINUED NEXT PAGE*]

QUESTIONNAIRE

Please respond to every item, even if your response is "none." If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

COMPLETED QUESTIONNAIRES SHOULD BE RETURNED TO APOLLO GOLD CORPORATION AS FOLLOWS:

1 COPY BY FACSIMILE TO FAX: (720) 482-0957

WITH THE ORIGINAL COPY TO FOLLOW TO:

APOLLO GOLD CORPORATION

4601 DTC BOULEVARD, SUITE 750, DENVER, CO 80237

ATTENTION: CHIEF FINANCIAL OFFICER

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1. Your Identity and Background as the Beneficial Owner of The Registrable Securities.

(a) Your full legal name:

____

(b) Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

Address: ____

____

Telephone No.: ____

Fax No.: ____

(c) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

(d) If your response to Item 1(c) above is no, are you an "affiliate" of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.

☐ No.

For the purposes of this Item 1(d), an "affiliate" of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(e) Full legal name of person through which you hold the Registrable Securities—(i.e. name of your broker, if applicable, through which your Registered Securities are held):

Name of broker::

Contact person:

Telephone No.:

2. Your Relationship With Apollo Gold Corporation

(a) Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with Apollo Gold Corporation (or their respective predecessors or affiliates) within the past three years?

☐ Yes.

☐ No.

(b) If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with Apollo Gold Corporation:

____

____

3. Your Interest in the Registrable Securities.

(a) State the number of such Registrable Securities beneficially owned by you.

____

(b) Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of Apollo Gold Corporation?

☐ Yes.

☐ No.

(c) If your answer to Item 3(b) above is yes, state the type, the aggregate amount and CUSIP No. (if applicable) of such other securities of Apollo Gold Corporation beneficially owned by you:

Type: ____

Aggregate amount: ________________________________

CUSIP No.: ____________________________________

(d) Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

☐ Yes.

☐ No.

(e) At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐ Yes.

☐ No.

(f) If your response to Item 3(e) above is yes, please describe such agreements or understandings:

☐ Yes.

☐ No.

4. Nature of Your Beneficial Ownership.

(a) If the name of the beneficial owner of the Registrable Securities set forth in your response to Item 1(a) above is that of a limited partnership, state the names of the general partners of such limited partnership:

____

____

____

(b) With respect to each general partner listed in Item 4(a) above who is not a natural person, and is not publicly held, name each shareholder (or holder of partnership interests, if applicable) of such general partner. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

____

____

____

(c) Name your controlling shareholder(s) (the "Controlling Entity"). If the Controlling Entity is not a natural person and is not a publicly held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

(A)(i) Full legal name of Controlling Entity(ies) or natural person(s) with who have sole or shared voting or dispositive power over the Registrable Securities:
Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):
Address: ____
Telephone: ______________________________________
Fax: ____
Name of shareholder:;

____

____

(B)(i) Full legal name of Controlling Entity(ies):

Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):
Address: ______________________________
Telephone: ______________________________
Fax: ______________________________
Name of shareholders: ______________________________

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

5. Plan of Distribution.

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item 3 pursuant to the Resale Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters, broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents' commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market.